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                                                                 Exhibit 23(a)


               Consent of Independent Certified Public Accounts



Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



/s/KPMG LLP
Hartford, Connecticut
December 12, 2000